Exhibit 99.1

Texas Roadhouse, Inc. Announces Second Quarter 2025 Results

Declares Quarterly Dividend of $0.68 per Share

LOUISVILLE, KY. (August 7, 2025) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 26 weeks ended July 1, 2025.

Financial Results

Financial results for the 13 and 26 weeks ended July 1, 2025 and June 25, 2024 were as follows:

	13 Weeks Ended			26 Weeks Ended
($000's, except per share amounts)	July 1, 2025	June 25, 2024	% change	July 1, 2025	June 25, 2024	% change
Total revenue	$1,512,054	$1,341,202	12.7%	$2,959,702	$2,662,419	11.2%
Income from operations	146,341	142,816	2.5%	281,074	275,944	1.9%
Net income	124,085	120,141	3.3%	237,747	233,347	1.9%
Diluted earnings per share	$1.86	$1.79	4.0%	$3.57	$3.48	2.5%

Results for the 13 weeks ended July 1, 2025, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 5.8% at company restaurants;
●	Average weekly sales at company restaurants were $167,350 of which $22,243 were to-go sales as compared to average weekly sales of $158,991 of which $19,975 were to-go sales in the prior year;
●	Restaurant margin dollars increased 6.1% to $257.3 million from $242.6 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, decreased 108 basis points to 17.1% as commodity inflation of 5.2% and wage and other labor inflation of 3.8% were partially offset by higher sales;
●	Diluted earnings per share increased 4.0% primarily driven by higher restaurant margin dollars and the impact of share repurchases partially offset by higher depreciation and amortization expenses and higher general and administrative expenses;
●	Four company restaurants and one franchise restaurant were opened; and
●	Capital allocation spend included capital expenditures of $92.5 million, franchise acquisitions of $15.5 million, dividends of $45.1 million, and repurchases of common stock of $9.8 million.

Results for the 26 weeks ended July 1, 2025, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 4.7% at company restaurants;
●	Average weekly sales at company restaurants were $165,228 of which $22,195 were to-go sales as compared to average weekly sales of $159,184 of which $20,392 were to-go sales in the prior year;
●	Restaurant margin dollars increased 5.4% to $496.6 million from $471.1 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, decreased 92 basis points to 16.9% as commodity inflation of 3.7% and wage and other labor inflation of 4.2% were partially offset by higher sales;
●	Diluted earnings per share increased 2.5% primarily driven by higher restaurant margin dollars and the impact of share repurchases partially offset by higher depreciation and amortization expenses and higher general and administrative expenses;
●	12 company restaurants and one franchise restaurant were opened; and
●	Capital allocation spend included capital expenditures of $169.9 million, franchise acquisitions of $93.9 million, dividends of $90.3 million, and repurchases of common stock of $60.0 million.

Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc., commented, “Our operators delivered another quarter of strong comparable restaurant sales growth driven by positive traffic across all three of our brands. While we expect commodity inflation to further impact our profitability for the rest of the year, we remain focused on what we can control— preserving our value proposition and maintaining a relentless focus on operational excellence across all our brands.”

Morgan added, “On the development front, we were excited to recently open our 800th system-wide restaurant, a milestone that reflects our ongoing commitment to growth. With a disciplined capital allocation strategy, including a focus on new store development and strategic franchise acquisitions, we’re confident in our ability to drive long-term shareholder value.”

Franchise Acquisitions

The Company has a tentative agreement or plans in place to acquire eight domestic franchise restaurants as of the beginning of our Q4 2025 and Q1 2026 fiscal periods. These acquisitions are subject to the completion of customary due diligence.

2025 Outlook

Comparable restaurant sales at company restaurants for the first five weeks of our third quarter of fiscal 2025 increased 5.3% compared to 2024.

Management updated the following expectations for 2025:

●	Commodity cost inflation of approximately 5%, including the estimated impact of tariffs;
●	Wage and other labor inflation of approximately 4%; and
●	An effective income tax rate of approximately 15%.

Management reiterated the following expectations for 2025:

●	Positive comparable restaurant sales growth, including the benefit of menu pricing actions;
●	Store week growth of approximately 5%; and
●	Total capital expenditures of approximately $400 million.

Cash Dividend Payment

On August 6, 2025, the Company’s Board of Directors approved the payment of a quarterly cash dividend of $0.68 per share of common stock. This payment will be distributed on September 30, 2025, to shareholders of record at the close of business on September 2, 2025.

Non-GAAP Measures

The Company prepares the condensed consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within the press release, the Company makes reference to restaurant margin (in dollars, as a percentage of restaurant and other sales, and per store week). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent, and other operating costs. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate core restaurant-level operating efficiency and performance over various reporting periods on a consistent basis. In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, but do not have a direct impact on restaurant-level operational efficiency and performance, including general and administrative expenses. The Company excludes pre-opening expenses as they occur at irregular intervals and would impact comparability to prior period results. The Company excludes depreciation and amortization expenses, substantially all of which relate to restaurant-level assets, as they represent a non-cash charge for the investment in restaurants. The Company excludes impairment and closure expenses as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse, Inc. is hosting a conference call today, August 7, 2025, at 5:00 p.m. Eastern Time to discuss these results. The call will be webcast live from the investor relations portion of the Company’s website at www.texasroadhouse.com. Listeners may also access the call by dialing (888) 440-5667 or (646) 960-0476 for international calls and referencing the Texas Roadhouse, Inc. Second Quarter 2025 Earnings. A replay of the call will be available until August 14, 2025, by dialing (800) 770-2030 or (609) 800-9909 for international calls and using conference ID 7714420.

About the Company

Texas Roadhouse, Inc. is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 800 restaurants system-wide in 49 states, one U.S. territory, and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse, Inc. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond management’s control such as weather, natural disasters, disease outbreaks, epidemics, or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff or product needed to meet the Company’s business standards; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and the impact of tariffs; food safety, and food-borne illness concerns; and other factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations	Media
Michael Bailen	Megan Pence
(502) 515-7298	(502) 461-1878

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	July 1, 2025	June 25, 2024	July 1, 2025	June 25, 2024
Revenue:
Restaurant and other sales	$1,503,974	$1,333,642	$2,944,316	$2,647,794
Royalties and franchise fees	8,080	7,560	15,386	14,625
Total revenue	1,512,054	1,341,202	2,959,702	2,662,419
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Food and beverage	511,324	436,001	1,002,315	881,092
Labor	495,049	438,212	975,024	865,759
Rent	23,028	19,956	45,505	39,381
Other operating	217,230	196,862	424,845	390,504
Pre-opening	5,464	6,202	12,276	14,297
Depreciation and amortization	50,744	42,915	99,544	84,408
Impairment and closure, net	111	90	139	291
General and administrative	62,763	58,148	118,980	110,743
Total costs and expenses	1,365,713	1,198,386	2,678,628	2,386,475
Income from operations	146,341	142,816	281,074	275,944
Interest income, net	1,044	1,683	2,345	3,091
Equity income from investments in unconsolidated affiliates	1,426	286	1,651	543
Income before taxes	148,811	144,785	285,070	279,578
Income tax expense	22,118	21,710	42,318	40,513
Net income including noncontrolling interests	126,693	123,075	242,752	239,065
Less: Net income attributable to noncontrolling interests	2,608	2,934	5,005	5,718
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$124,085	$120,141	$237,747	$233,347

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$1.87	$1.80	$3.58	$3.49
Diluted	$1.86	$1.79	$3.57	$3.48
Weighted average shares outstanding:
Basic	66,373	66,785	66,429	66,814
Diluted	66,598	67,044	66,656	67,077
Cash dividends declared per share	$0.68	$0.61	$1.36	$1.22

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 1, 2025	December 31, 2024
Cash and cash equivalents	$176,801	$245,225
Other current assets, net	147,627	271,343
Property and equipment, net	1,714,551	1,617,673
Operating lease right-of-use assets, net	831,725	769,865
Goodwill	229,944	169,684
Intangible assets, net	14,676	1,265
Other assets	139,952	115,724
Total assets	$3,255,276	$3,190,779

Current liabilities	713,509	828,130
Operating lease liabilities, net of current portion	892,361	826,300
Other liabilities	183,184	162,626
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	1,450,794	1,358,347
Noncontrolling interests	15,428	15,376
Total liabilities and equity	$3,255,276	$3,190,779

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	26 Weeks Ended
	July 1, 2025	June 25, 2024
Cash flows from operating activities:
Net income including noncontrolling interests	$242,752	$239,065
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	99,544	84,408
Share-based compensation expense	23,249	18,378
Deferred income taxes	(6,467)	(4,254)
Other noncash adjustments, net	2,472	1,662
Change in working capital, net of acquisitions	4,430	38,088
Net cash provided by operating activities	365,980	377,347
Cash flows from investing activities:
Capital expenditures - property and equipment	(169,912)	(155,478)
Acquisitions of franchise restaurants, net of cash acquired	(93,878)	—
Proceeds from sale of investments in unconsolidated affiliates	1,321	—
Proceeds from sale of property and equipment	135	197
Proceeds from sale leaseback transactions	2,807	9,126
Net cash used in investing activities	(259,527)	(146,155)
Cash flows from financing activities:
Repurchase of shares of common stock, including excise taxes as applicable	(60,414)	(35,139)
Dividends paid to shareholders	(90,292)	(81,509)
Other financing activities, net	(24,171)	(21,336)
Net cash used in financing activities	(174,877)	(137,984)
Net (decrease) increase in cash and cash equivalents	(68,424)	93,208
Cash and cash equivalents - beginning of period	245,225	104,246
Cash and cash equivalents - end of period	$176,801	$197,454

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

($ in thousands)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	July 1, 2025	June 25, 2024	July 1, 2025	June 25, 2024
Income from operations	$146,341	$142,816	$281,074	$275,944

Less:
Royalties and franchise fees	8,080	7,560	15,386	14,625

Add:
Pre-opening	5,464	6,202	12,276	14,297
Depreciation and amortization	50,744	42,915	99,544	84,408
Impairment and closure, net	111	90	139	291
General and administrative	62,763	58,148	118,980	110,743

Restaurant margin	$257,343	$242,611	$496,627	$471,058

Restaurant margin (as a percentage of restaurant and other sales)	17.1%	18.2%	16.9%	17.8%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except restaurant margin $ per

store week and weekly sales by group)

(unaudited)

	13 Weeks Ended
	July 1, 2025	June 25, 2024	Change
Company restaurants (all concepts)
Restaurant and other sales	$1,503,974	$1,333,642	12.8%
Store weeks	9,010	8,408	7.2%
Comparable restaurant sales (1)	5.8%	9.3%

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	34.0%	32.7%	(131)	bps
Labor	32.9%	32.8%	(6)	bps
Rent	1.5%	1.5%	(3)	bps
Other operating	14.5%	14.8%	32	bps
Total	82.9%	81.8%

Restaurant margin %	17.1%	18.2%	(108)	bps
Restaurant margin $	$257,343	$242,611	6.1%
Restaurant margin $/Store week	$28,562	$28,855	(1.0)%

Texas Roadhouse restaurants only:
Store weeks	8,226	7,708	6.7%
Comparable restaurant sales (1)	5.9%	9.4%
Average unit volume (2)	$2,236	$2,128	5.1%
Weekly sales by group:
Comparable restaurants (590 and 553 units)	$173,349	$163,797	5.8%
Average unit volume restaurants (29 and 20 units)	$144,554	$150,736	(4.1)%
Restaurants less than 6 months old (15 and 21 units)	$164,986	$151,647	8.8%

Bubba’s 33 restaurants only:
Store weeks	668	596	12.1%
Comparable restaurant sales (1)	4.3%	5.5%
Average unit volume (2)	$1,645	$1,581	4.0%
Weekly sales by group:
Comparable restaurants (43 and 38 units)	$126,812	$122,868	3.2%
Average unit volume restaurants (5 and 5 units)	$124,187	$111,244	11.6%
Restaurants less than 6 months old (4 and 5 units)	$149,788	$142,429	5.2%

Texas Roadhouse franchise restaurants only:
Store weeks	1,256	1,389	(9.6)%
Comparable restaurant sales	7.0%	6.6%

(1)	Comparable restaurant sales reflect the change in sales for all company restaurants across all concepts, unless otherwise noted, over the same period of the prior year for restaurants open a full 18 months before the beginning of the period, excluding sales from restaurants permanently closed during the period, if applicable.
(2)	Average unit volume includes sales from restaurants open for a full six months before the beginning of the period, excluding sales from restaurants permanently closed during the period, if applicable.

Texas Roadhouse, Inc. and Subsidiaries

Restaurant Unit Activity

(unaudited)

	13 Weeks Ended			26 Weeks Ended
	July 1, 2025	June 25, 2024	Change	July 1, 2025	June 25, 2024	Change
Restaurant openings
Company - Texas Roadhouse	2	3	(1)	9	12	(3)
Company - Bubba’s 33	2	3	(1)	3	3	—
Company - Jaggers	—	—	—	—	—	—
Total company restaurants	4	6	(2)	12	15	(3)

Franchise - Texas Roadhouse - Domestic	—	—	—	—	1	(1)
Franchise - Jaggers - Domestic	1	—	1	1	1	—
Franchise - Texas Roadhouse - Int'l (1)	—	3	(3)	—	4	(4)
Franchise - Jaggers - Int'l	—	—	—	—	—	—
Total franchise restaurants	1	3	(2)	1	6	(5)

Total restaurants	5	9	(4)	13	21	(8)

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	3	—	3	17	—	17
Franchise - Texas Roadhouse - Domestic	(3)	—	(3)	(17)	—	(17)

Restaurants open at the end of the quarter
Company - Texas Roadhouse	634	594	40
Company - Bubba’s 33	52	48	4
Company - Jaggers	9	8	1
Total company restaurants	695	650	45

Franchise - Texas Roadhouse - Domestic	39	56	(17)
Franchise - Jaggers - Domestic	5	3	2
Franchise - Texas Roadhouse - Int'l (1)	57	53	4
Franchise - Jaggers - Int'l	1	—	1
Total franchise restaurants	102	112	(10)

Total restaurants	797	762	35

(1)	Includes a U.S. territory.